Exhibit 23(b)


                             Consent of Independent Auditors


We consent to the reference to our firm under the captions "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) and "Experts" in the related Prospectus and Reoffer Prospectus, all pertaining to The Eastern Company Directors Fee Program, and to the incorporation by reference in the aforementioned Registration Statement of our report dated January 31, 1996, with respect to the consolidated financial statements of The Eastern Company included in its Annual Report (Form 10-K) for the year ended December 30, 1995, filed with the Securities and Exchange Commission.





                                                     /s/ ERNST & YOUNG LLP
                                                     ------------------------
                                                     ERNST & YOUNG LLP




Hartford, Connecticut
February 3, 1997